Agreement Concerning
                     Entrustment of the Heat Treatment Plan
                              with Processing Task
                                   (LJ102-2/2)



Party A:          Liuzhou OVM Joint Stock Co., Ltd.
                  The Heat Treatment Plan of Liuzhou OVM Joint Stock Co., Ltd., (the "Heat Treatment Plant")

Party B:          Liuzhou OVM Construction Machinery Co., Ltd.




A. In order to guarantee the smooth production operation of Liuzhou OVM Construction Machinery Co., Ltd., it has been agreed after friendly consultations by both parties that, Party B shall entrust the Heat Treatment Plant with the provision of heat treatment processing service to all its parts and components before the Heat Treatment Plant is being acquired by Party B.

B. The Heat Treatment Plant shall complete the heat treatment processing services entrusted by Party B in a timely manner and with good quality.

C. The Heat Treatment Plant shall charge its heat treatment processing services entrusted by Party B at a discount of around 3-5% to the prevailing market price.

D. This Agreement shall come into effect at the date when the corporate representatives of both parties sign and stamp the common seals on the Agreement.

For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


------------------------------
(Wu Guo Sen)
Corporate Representative


For and on behalf of
The Heat Treatment Plant


------------------------------
(Li Zhong Jian)
Director

For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


--------------------------------
(Ching Lung Po)
Corporate Representative

Dated:  June 5, 1995

January 6, 1997


OVM International Holding Corporation
c/o Anka Capital Limited
Room 2005, 20/F., Universal Trade Center,
305A Arbuthnot Road, Central
Hong Kong

Attn:  Mr. Ching Lung Po
------------------------

Dear Sirs:

Re:  English Translation of Chinese Documents

We have reviewed the Chinese versions of the following documents and the English translations which you have provided:-

1.    Articles of Association of Liuzhou OVM Construction Machinery Co., Ltd.;

2. Joint Venture Contract dated April 18, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.;

3. Agreement Concerning the Commencement date of the Financial Accounts dated January 17, 1995 between Kolcari Investments Limited and Liuzhou OVM Joint Stock Co., Ltd.,

4. Agreement Concerning the Entrustment of the Heat Treatment Plant with Processing Task dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., Liuzhou OVM Joint Stock Co., Ltd. and the Heat Treatment Plant;

5. Agreement Concerning the Transfer of Intangible Assets dated June 5, 1995 between Liuzhou OVM Construction Machinery Co., Ltd. and Liuzhou Joint Stock CO., Ltd. and the Exhibit List of Items of Technical Know-how Transferred;

6. Agreement Concerning the Provision of Power, Water Supply and Welfare Facilities dated June 15, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.,; and

7. Supplementary Agreement on the Transfer of Intangible Assets dated December 18, 1995 between Liuzhou OVM Construction Machinery Co., Ltd., and Liuzhou OVM Joint Stock Co., Ltd.

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translations, we believe the translations, incorporating our suggested amendments, should be fair and correct translations of the various corresponding Chinese documents above.

Yours faithfully,


Li Song Zhang
Senior Lawyr